UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2004

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26190	84-1213501
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

ITEM 5. Other Events

On March 20, 2004, US Oncology, Inc. entered into an agreement to merge with Oiler Acquisition Corp., an affiliate of Welsh, Carson, Anderson & Stowe IX, L.P., an investment partnership which owns approximately 14.5% of US Oncology’s common stock. Under the terms of the merger agreement, at the closing of the merger, the holders of US Oncology common stock, other than Welsh Carson, will receive $15.05 per share in cash for their shares. The completion of the merger is subject to numerous conditions, including stockholder approval of the merger.

US Oncology issued a press release regarding the merger agreement on March 22, 2004. The press release and the merger agreement are attached hereto as exhibits and are incorporated herein in their entirety.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 20, 2004, among Oiler Holding Company, Oiler Acquisition Corp. and US Oncology, Inc.

Exhibit 4.1	Amendment No. 1, dated as of March 20, 2004, to the Rights Agreement between US Oncology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

Exhibit 99.1	Press Release dated March 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2004	By:	/s/ Phillip H. Watts

Phillip H. Watts Vice President—General Counsel